UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2011
THE TJX COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-4908	04-2207613

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
770 Cochituate Road, Framingham, MA 01701
(Address of principal executive offices) (Zip Code)
(508) 390-1000
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On August 26, 2011, The TJX Companies, Inc. (the “Company”) received notice required by section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, regarding a blackout period under the TJX General Savings/Profit Sharing Plan (the “Plan”), due to changing recordkeepers and investment options. The blackout period is expected to begin at 4:00 p.m. Eastern Time on September 26, 2011 and end during the week of October 9, 2011 (the “Plan Blackout”). During the Plan Blackout, Plan participants temporarily will be unable to check their account balances, to direct or diversify investments in their Plan accounts, or to obtain loans, withdrawals or distributions from their Plan accounts. The same blackout restrictions will apply to participants in the corresponding Puerto Rican savings/profit sharing plan.
In accordance with Regulation BTR of the Securities Exchange Act of 1934 and Section 306 of the Sarbanes-Oxley Act of 2002, the Company sent a notice to its directors and executive officers informing them of the restrictions during the Plan Blackout on their purchasing, selling, or otherwise acquiring, disposing or transferring shares of the Company’s common stock that they acquire or previously acquired in connection with their service or employment as directors or executive officers of the Company. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Company stockholders or other interested persons may obtain information about the actual dates of the Plan Blackout, without charge, by contacting the TJX Treasury Department at 508-390-1000, 770 Cochituate Road, Framingham, MA 01701 during this blackout period and for a period of two years after its ending date.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Notice to Directors and Executive Officers of Plan Blackout

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Ann McCauley Ann McCauley
Executive Vice President, Secretary and General Counsel
Dated: September 1, 2011

EXHIBIT INDEX

Exhibit Number	Description
99.1	Notice to Directors and Executive Officers of Plan Blackout